EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Eos Energy Enterprises, Inc., for the quarterly period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Mastrangelo, as Chief Executive Officer of Eos Energy Enterprises, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Eos Energy Enterprises, Inc.

Date: November 7, 2022	By:	/s/ Joseph Mastrangelo
Joseph Mastrangelo
Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Eos Energy Enterprises, Inc., for the quarterly period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall Gonzales, as Chief Financial Officer of Eos Energy Enterprises, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Eos Energy Enterprises, Inc.

Date: November 7, 2022	By:	/s/ Randall Gonzales
Randall Gonzales
Chief Financial Officer
(Principal Financial Officer)